As filed with the Securities and Exchange Commission on February 12, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RICE ENERGY INC. *

(Exact name of registrant as specified in its charter)

Delaware	46-3785773
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(724) 746-6720

(Addresses, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Daniel J. Rice IV

Chief Executive Officer

Rice Energy Inc.

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(724) 746-6720

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas E. McWilliams

Alan Beck

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fees
Primary Offering:
Debt Securities
Guarantees of Debt Securities(3)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares(4)
Warrants
Total Primary	(1)	(1)	(1)	(2)
Secondary Offering:
Common Stock, par value $0.01 per share	60,438,648(5)	$17.945(6)	$1,084,571,538(7)	$126,028(8)
Total (Primary and Secondary)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock or warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock or warrants registered hereunder.
(2)	In reliance on Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of the registration fee for all securities that may be offered by the registrant.
(3)	Each subsidiary of Rice Energy Inc. that is named on the Table of Additional Subsidiary Guarantor Registrants may unconditionally guarantee the debt securities. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.
(4)	Depositary shares will represent functional interests in the preferred stock registered hereby.
(5)	Pursuant to Rule 416(a) under the Securities Act, the amount of common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional common stock that may become issuable as a result of any distribution, split, combination or similar transaction.
(6)	With respect to the offering of shares of common stock by the selling stockholders, the proposed maximum offering price per common share will be determined from time to time in connection with, and at the time of, sale by the holder of such securities.
(7)	Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices of our common stock on February 5, 2015, as reported on the New York Stock Exchange.
(8)	Pursuant to Rule 457(c) of the Securities Act.

*	TABLE OF ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification No.
Rice Marketing LLC	Delaware	47-2089524
Rice Energy Marketing LLC	Delaware	45-4877837
Rice Energy Appalachia, LLC	Delaware	45-4561167
Rice Drilling B LLC	Delaware	26-1953720
Rice Drilling C LLC	Pennsylvania	27-0970344
Rice Drilling D LLC	Delaware	90-0779528
Blue Tiger Oilfield Services LLC	Delaware	61-1671607
Alpha Shale Holdings, LLC	Delaware	27-1785095
Alpha Shale Resources, LP	Delaware	27-1785246

EXPLANATORY NOTE

This registration statement consists of two prospectuses, covering the registration of:

•	Debt securities, shares of common stock, shares of preferred stock, depository shares and warrants of Rice Energy Inc.; and

•	Shares of common stock of Rice Energy Inc. that may be sold in one or more secondary offerings by the selling stockholders.

PROSPECTUS

Rice Energy Inc.

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

From time to time we may offer and sell the following securities:

•	Debt securities, which may be senior or subordinated, and which may be guaranteed by certain of our subsidiaries, including Rice Marketing LLC, Rice Energy Marketing LLC, Rice Energy Appalachia, LLC, Rice Drilling B LLC, Rice Drilling C LLC, Rice Drilling D LLC, Blue Tiger Oilfield Services LLC, Alpha Shale Holdings, LLC and Alpha Shale Resources, LP;

•	Shares of common stock;

•	Shares of preferred stock;

•	Depositary shares; and

•	Warrants.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing shareholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “RICE.”

Our principal executive offices are located at 400 Woodcliff Drive, Canonsburg, Pennsylvania 15317, and our telephone number at that address is (724) 746-6720.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 5 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2015.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Rice Energy Inc. and the debt securities, common stock, preferred stock, depositary shares and warrants that we may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

ABOUT RICE ENERGY INC.

We are an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas and oil properties in the Appalachian Basin. We are focused on creating shareholder value by identifying and assembling a portfolio of low-risk assets with attractive economic profiles and leveraging our technical and managerial expertise to deliver industry-leading results. We strive to be an early entrant into the core of a shale play by identifying what we believe to be the core of the play and aggressively executing our acquisition strategy to establish a largely contiguous acreage position.

Our principal executive offices are located at 400 Woodcliff Drive, Canonsburg, Pennsylvania 15317, and our telephone number at that address is (724) 746-6720. Our website address is http://www.riceenergy.com. The information on our website is not part of this prospectus.

As used in this prospectus, the “Company,” “we,” “our,” “us” or like terms mean Rice Energy Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until the termination of each offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	our Current Reports on Form 8-K filed on January 29, 2014, February 4, 2014, February 14, 2014, April 11, 2014, April 21, 2014, April 29, 2014, August 7, 2014, August 11, 2014, August 19, 2014, October 22, 2014, November 12, 2014, December 9, 2014, December 23, 2014 and February 12, 2015; and

•	the description of our common stock contained in our Form 8-A filed on January 23, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Rice Energy Inc.

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

Phone: (724) 746-6720

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at http://www.sec.gov.

Our common stock is listed and traded on The New York Stock Exchange (the “NYSE”). Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website at http://www.riceenergy.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and income/losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the headings “Risk Factors” included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, all of which are incorporated by reference in this prospectus, and any risk factors included in an applicable prospectus supplement. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.

Forward-looking statements may include statements about our:

•	business strategy;

•	reserves;

•	financial strategy, liquidity and capital required for our development program;

•	realized natural gas, NGL and oil prices;

•	timing and amount of future production of natural gas, natural gas liquids (“NGLs”) and oil;

•	hedging strategy and results;

•	future drilling plans;

•	competition and government regulations;

•	pending legal or environmental matters;

•	marketing of natural gas, NGLs and oil;

•	leasehold or business acquisitions;

•	costs of developing our properties and conducting our gathering and other midstream operations;

•	general economic conditions;

•	credit markets;

•	uncertainty regarding our future operating results; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, commodity price volatility; inflation, lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; and the other risks described under “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs and oil that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously.

If significant, such revisions could change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, and NGLs and oil that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of consolidated earnings to fixed charges for the periods presented:

	Year Ended December 31, (b)								Nine Months Ended September 30, 2014
	2009		2010		2011	2012		2013
Ratio of earnings to fixed charges(a)(c)	(11.51	)x	(2.14	)x	0.20x	(0.33	)x	0.24x	4.29x

(a)	For purposes of calculating the ratios of consolidated earnings to fixed charges, “earnings” consists of pre-tax income (loss) from continuing operations, (income) loss from equity investees, distributed income of equity investees and interest capitalized, plus fixed charges. “Fixed charges” consist of interest expense, including amortization of discounts, interest capitalized and deferred financing amortization.
(b)	We would have needed to generate additional earnings of $24.6 million, $25.2 million, $6.9 million, $3.9 million and $7.2 million to achieve coverage of 1:1 for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively.
(c)	We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if applicable, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

The rights of Rice Energy and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary (other than the Subsidiary Guarantors of such securities, if applicable), upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described in the prospectus supplement applicable to any Subordinated Debt Securities.

If specified in the prospectus supplement respecting a particular series of Debt Securities, one or more subsidiary guarantors identified therein (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1) the title of the Debt Securities;

(2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3) whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4) any limit on the aggregate principal amount of the Debt Securities;

(5) each date on which the principal of the Debt Securities will be payable;

(6) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7) each place where payments on the Debt Securities will be payable;

(8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9) any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11) whether the Debt Securities are defeasible;

(12) any addition to or change in the Events of Default;

(13) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

DESCRIPTION OF CAPITAL STOCK

As of February 9, 2015, our authorized capital stock consisted of 700,000,000 shares. Those shares consisted of 50,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding, and 650,000,000 shares of common stock, par value $0.01 per share, of which 136,297,909 shares were outstanding. The following summary of the capital stock and amended and restated certificate of incorporation and amended and restated bylaws of Rice Energy Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock, are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock that will be issued under this prospectus will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Warrants

On August 15, 2011, we issued warrants to certain of the broker-dealers involved in our private placement of convertible notes. Two separate classes of warrants were issued (normal and bonus), the sole difference being the exercise price per share. Through February 9, 2015, warrants have been exercised in exchange for 686,006 shares of Rice Energy Inc. common stock.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We are not subject to the provisions of Section 203 of the DGCL.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•	provide our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock; and

•	provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board;

•	provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that we renounce any interest in the business opportunities of the Sponsors or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

•	provide that our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors, including the requirement that any amendment by the stockholders at a meeting, at any time after the Sponsors and their respective affiliates no longer collectively own more than 50% of the outstanding shares of our common stock, be upon the affirmative vote of at least 66 2/3% of the shares of common stock generally entitled to vote in the election of directors.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated certificate of incorporation and amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “RICE.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3) United States federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell the securities pursuant to this prospectus and any accompanying prospectus supplement:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers, including existing shareholders; or

•	any combination of the foregoing methods.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents and any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, or at negotiated prices or prices.

By Agents

Securities offered by us pursuant to this prospectus may be sold through agents designated by us. Unless otherwise indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

Securities offered by us pursuant to this prospectus may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

The securities (other than common stock) offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Rice Energy Inc. as of December 31, 2013 and 2012 and for each of the years then ended, incorporated in this prospectus by reference from Rice Energy Inc.’s Current Report on Form 8-K dated August 11, 2014, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Countrywide Energy Services, LLC as of and for the periods ended December 31, 2012 and 2013 have been incorporated by reference from Rice Energy Inc.’s Annual Report on Form 10-K, in reliance upon the report of Grossman Yanak & Ford LLP, independent auditors, which is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Alpha Shale Resources, LP as of December 31, 2013 and 2012 and for each of the years then ended, incorporated in this prospectus by reference from Rice Energy Inc.’s Annual Report on Form 10-K, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Alpha Shale Resources, LP as of December 31, 2011 and for the year ended December 31, 2011, incorporated in this prospectus by reference from Rice Energy Inc.’s Annual Report on Form 10-K, have been audited by Schneider Downs & Co., Inc., independent auditors, as set forth in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Estimates of our oil and natural gas reserves, related future net cash flows and the present values thereof related to our properties as of December 31, 2012 and 2013 incorporated in this prospectus by reference from Rice Energy Inc.’s Annual Report on Form 10-K, were based upon reserve reports prepared by independent petroleum engineers, Netherland, Sewell and Associates, Inc. We have incorporated these estimates by reference upon the authority of such firm as an expert in such matters.

Estimates of oil and natural gas reserves, related future net cash flows and the present values thereof related to the properties of Alpha Shale Resources, LP as of December 31, 2012 and 2013 incorporated in this prospectus by reference from Rice Energy Inc.’s Annual Report on Form 10-K, were based upon reserve reports prepared by independent petroleum engineers, Netherland, Sewell and Associates, Inc. We have incorporated these estimates by reference upon the authority of such firm as an expert in such matters.

PROSPECTUS

Rice Energy Inc.

60,438,648 Shares of Common Stock

The securities to be offered and sold using this prospectus are currently issued and outstanding shares of our common stock. These shares of common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling stockholders may sell the shares of common stock offered by this prospectus from time to time on any exchange on which the shares of common stock are listed on terms to be negotiated with buyers. They may also sell the shares of common stock in private sales or through dealers or agents. The selling stockholders may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “RICE.”

Our principal executive offices are located at 400 Woodcliff Drive, Canonsburg, Pennsylvania 15317, and our telephone number at that address is (724) 746-6720.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 5 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2015.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the common stock described in this prospectus in one or more offerings. This prospectus generally describes Rice Energy Inc. and the common stock that our selling stockholders may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

ABOUT RICE ENERGY INC.

We are an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas and oil properties in the Appalachian Basin. We are focused on creating shareholder value by identifying and assembling a portfolio of low-risk assets with attractive economic profiles and leveraging our technical and managerial expertise to deliver industry-leading results. We strive to be an early entrant into the core of a shale play by identifying what we believe to be the core of the play and aggressively executing our acquisition strategy to establish a largely contiguous acreage position.

Our principal executive offices are located at 400 Woodcliff Drive, Canonsburg, Pennsylvania 15317, and our telephone number at that address is (724) 746-6720. Our website address is http://www.riceenergy.com. The information on our website is not part of this prospectus.

As used in this prospectus, the “Company,” “we,” “our,” “us” or like terms mean Rice Energy Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future

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filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until the termination of each offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	our Current Reports on Form 8-K filed on January 29, 2014, February 4, 2014, February 14, 2014, April 11, 2014, April 21, 2014, April 29, 2014, August 7, 2014, August 11, 2014, August 19, 2014, October 22, 2014, November 12, 2014, December 9, 2014, December 23, 2014 and February 12, 2015; and

•	the description of our common stock contained in our Form 8-A filed on January 23, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Rice Energy Inc.

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

Phone: (724) 746-6720

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at http://www.sec.gov.

Our common stock is listed and traded on The New York Stock Exchange (the “NYSE”). Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website at http://www.riceenergy.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet website.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and income/losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the headings “Risk Factors” included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, all of which are incorporated by reference in this prospectus, and any risk factors included in an applicable prospectus supplement. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.

Forward-looking statements may include statements about our:

•	business strategy;

•	reserves;

•	financial strategy, liquidity and capital required for our development program;

•	realized natural gas, NGL and oil prices;

•	timing and amount of future production of natural gas, natural gas liquids (“NGLs”) and oil;

•	hedging strategy and results;

•	future drilling plans;

•	competition and government regulations;

•	pending legal or environmental matters;

•	marketing of natural gas, NGLs and oil;

•	leasehold or business acquisitions;

•	costs of developing our properties and conducting our gathering and other midstream operations;

•	general economic conditions;

•	credit markets;

•	uncertainty regarding our future operating results; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, commodity price volatility; inflation, lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating

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natural gas reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; and the other risks described under “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs and oil that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously.

If significant, such revisions could change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, and NGLs and oil that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

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RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the selling stockholders.

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DESCRIPTION OF CAPITAL STOCK

As of February 9, 2015, our authorized capital stock consisted of 700,000,000 shares. Those shares consisted of 50,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding, and 650,000,000 shares of common stock, par value $0.01 per share, of which 136,297,909 shares were outstanding. The following summary of the capital stock and amended and restated certificate of incorporation and amended and restated bylaws of Rice Energy Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock, are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock that will be issued under this prospectus will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Warrants

On August 15, 2011, we issued warrants to certain of the broker-dealers involved in our private placement of convertible notes. Two separate classes of warrants were issued (normal and bonus), the sole difference being the exercise price per share. Through February 9, 2015, warrants have been exercised in exchange for 686,006 shares of Rice Energy Inc. common stock.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

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Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We are not subject to the provisions of Section 203 of the DGCL.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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•	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•	provide our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock; and

•	provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board;

•	provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that we renounce any interest in the business opportunities of the Sponsors or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

•	provide that our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors, including the requirement that any amendment by the stockholders at a meeting, at any time after the Sponsors and their respective affiliates no longer collectively own more than 50% of the outstanding shares of our common stock, be upon the affirmative vote of at least 66 2/3% of the shares of common stock generally entitled to vote in the election of directors.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

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Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated certificate of incorporation and amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “RICE.”

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SELLING STOCKHOLDERS

This prospectus covers the offering of up to 60,438,648 shares of our common stock by the selling stockholders identified below. The selling stockholders listed below may from time to time offer and sell pursuant to this prospectus all 60,438,648 shares of our common stock. We are registering these 60,438,648 shares of our common stock for sale by the selling stockholders named below pursuant to a registration rights agreement, dated January 29, 2014, between us, such selling stockholders and certain other stockholders, which we entered into in connection with our initial public offering (“IPO”). Pursuant to such registration rights agreement, we will pay all expenses relating to the registration and offering of these shares, except that the selling stockholders will pay any underwriting discounts or commissions. However, we will not receive any of the proceeds from the sales of common stock by the selling stockholders. The term “selling stockholders” includes the stockholders listed in the table below and their transferees, pledgees, donees, assignees or other successors.

Except as set forth in, or incorporated by reference into, this prospectus or in any prospectus supplement, none of the selling stockholders has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus. For additional information regarding relationships between us and the selling stockholders, see “Certain Relationships and Related Party Transactions and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2013, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders.

The following table sets forth information relating to the selling stockholders as of February 9, 2015, based on information supplied to us by the selling stockholders on or prior to that date. We have not sought to verify such information. The selling stockholders may hold or acquire at any time shares of our common stock in addition to the shares offered by this prospectus and may have acquired additional shares of our common stock since the date on which the information reflected herein was provided to us. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since such date. Other information about the selling stockholders may also change over time. The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholders identified below. Because the selling stockholders may offer all or some of their shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholders. The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares of common stock indicated. The selling stockholders are not making any representation that any shares of common stock covered by this prospectus will or will not be offered for sale.

	Shares of Common Stock Beneficially Owned Prior to the Offering (1)		Shares of Common Stock That May Be Offered	Shares of Common Stock Beneficially Owned After the Offering (1)(2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Rice Energy Irrevocable Trust (3)(4)	19,800,000	14.5%	19,800,000	0	0.0%
Rice Energy Holdings LLC (3)(5)	20,300,923	14.9	20,300,923	0	0.0
NGP Rice Holdings, LLC(3)(6)	20,337,725	14.9	20,337,725	0	0.0

(1)	Based upon an aggregate of 136,297,909 shares outstanding as of February 9, 2015.

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(2)	Assumes that the selling stockholders dispose of all the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.
(3)	The Company, Rice Holdings, NGP Holdings, Alpha, and the Rice Energy Irrevocable Trust are a party to the Stockholders Agreement with regard to the shares of common stock held by each. Among other things, the Stockholders Agreement requires the parties thereto to take all necessary actions, including voting their shares of common stock, for the election of the nominees designated by such principal stockholders. The Stockholders Agreement will terminate on the earlier of the date on which (i) none of our principal stockholders beneficially own at least 2.5% of our outstanding common stock and (ii) we receive written notice from each principal stockholder requesting the termination of the Stockholders Agreement. The Stockholders Agreement terminates with respect to a particular principal stockholder party thereto when such principal stockholder beneficially owns less than 2.5% of our outstanding common stock.
(4)	Rice Energy Irrevocable Trust’s shares are held in a trust for the benefit of Daniel J. Rice III’s children and descendants. Mr. Jay D. Rosenbaum and Ms. Kathleen L. Peto are co-trustees of the Rice Energy Irrevocable Trust. Ms. Kathleen L. Peto is the spouse of Mr. Daniel J. Rice III. By virtue of his relationship with Rice Energy Irrevocable Trust, Daniel J. Rice III is deemed to have an indirect beneficial interest in the shares of common stock held by Rice Energy Irrevocable Trust. Daniel J. Rice III disclaims beneficial ownership of these securities. Daniel J. Rice III directly owns 2,556,844 shares of our common stock.
(5)	Rice Energy Holdings LLC is controlled by a board of managers consisting of Daniel J. Rice IV, Toby Z. Rice and Daniel J. Rice III.
(6)	NGP Rice Holdings, LLC (“NGP Holdings”) is indirectly owned by Natural Gas Partners IX, L.P. and an affiliate thereof (“NGP IX”) and NGP Natural Resources X, L.P. and an affiliate thereof (“NGP X”). NGP IX and NGP X may be deemed to share voting and dispositive power over the reported securities, and therefore, may also be deemed to be the beneficial owner of these securities. NGP IX and NGP X disclaim beneficial ownership of the reported securities in excess of such entity’s respective pecuniary interest in the securities. G.F.W. Energy IX, L.P. and GFW IX, L.L.C. may be deemed to share voting and dispositive power over the reported securities, and therefore, may also be deemed to be the beneficial owner of these shares by virtue of GFW IX, L.L.C. being the sole general partner of G.F.W. Energy IX, L.P. (which is the sole general partner of NGP IX). G.F.W. Energy X, L.P. and GFW X, L.L.C. may be deemed to share voting and dispositive power over the reported securities, and therefore, may also be deemed to be the beneficial owner of these shares by virtue of GFW X, L.L.C. being the sole general partner of G.F.W. Energy X, L.P. (which is the sole general partner of NGP X). David R. Albin and Kenneth A. Hersh, each an Authorized Member of GFW IX, L.L.C. and GFW X, L.L.C., may also be deemed to share the power to vote, or to direct the vote, and to dispose, or to direct the disposition, of the securities owned by NGP Holdings. Mr. Hersh and Mr. Albin disclaim beneficial ownership of the securities, except to the extent of their respective pecuniary interest therein. Neither Mr. Hersh nor Mr. Albin owns directly any such securities. GFW IX, L.L.C. and GFW X, L.L.C. have delegated full power and authority to manage NGP IX and NGP X, respectively to NGP Energy Capital Management, L.L.C. and accordingly, NGP Energy Capital Management, L.L.C. may be deemed to share voting and dispositive power over these securities and therefore may also be deemed to be the beneficial owner of these securities.

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PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. The selling stockholders may choose not to sell any of their shares of common stock. Distributions of the shares of common stock by the selling stockholders, or by their partners, pledgees, donees, transferees or other successors in interest, may from time to time be offered for sale either directly by such selling stockholders or other person, or through underwriters, dealers or agents or on any exchange on which the common stock may from time to time be traded, in the over-the-counter market, in independently negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The methods by which the common stock may be sold include:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per share of common stock;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	a public auction;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the common stock is listed or to or through a market maker other than on that stock exchange;

•	through the writing of options on the shares of common stock, whether or not the options are listed on an options exchange;

•	through the distributions of the common stock by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also directly make offers to sell some or all of the shares of common stock included in this prospectus to, or solicit offers to purchase such shares of common stock from, purchasers from time to time. If required, the prospectus supplement related to any such offering by the selling stockholders will set forth the terms of such offering.

The selling stockholders may effect such transactions by selling the shares of common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of common stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act.

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We will pay the costs and expenses of the registration and offering of the shares of common stock offered hereby. We will not pay any underwriting fees, discounts and selling commissions allocable to the selling stockholders’ sale of common stock, which will be paid by the selling stockholders. Broker-dealers may act as agent or may purchase shares of common stock as principal and thereafter resell the common stock from time to time:

•	in or through one or more transactions (which may involve crosses and block transactions) or distributions;

•	on the NYSE;

•	in the over-the-counter market; or

•	in private transactions.

Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the shares of common stock for whom they may act as agents. If any broker-dealer purchases the shares of common stock as principal, it may effect resales of the shares of common stock from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of shares of common stock for whom they may act as agents.

In connection with sales of the shares of common stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares of common stock short and deliver them to close out the short positions or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. The pledgees, secured parties or persons to whom the shares of common stock have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s shares of common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares of common stock will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares of common stock short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares of common stock offered under this prospectus may be used to cover short sales.

The selling stockholders may sell the shares of common stock they hold using a public auction process in which the public offering price and the allocation of the common stock will be determined through an auction conducted by an auction agent. The auction process may involve a modified “Dutch auction” mechanic in which the auction agent (and potentially other brokers) will receive and accept bids from bidders at either a minimum bid price or at price increments in excess of the minimum bid price. The auction agent and any such other brokers may be the underwriters of the offering or their affiliates. After the auction closes and those bids become irrevocable, the auction agent will determine the clearing price for the sale of the shares of common stock offered in the auction, and subject to agreement between the selling stockholders and the underwriter or underwriters to proceed with the offering, the shares of common stock will be allocated to winning bidders by the underwriter or underwriters. If the selling stockholders use a public auction process to sell the shares of common stock, a more detailed description of the procedures to be used in connection with any such auction will be set forth in a pricing supplement to this prospectus.

The selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of the common stock that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of such shares of common stock made directly on or through the NYSE, the existing trading market for the common stock, or in the over-the-counter market or otherwise.

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The selling stockholders and any underwriters, broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any of the selling stockholders are broker-dealers, they are, according to SEC interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in one or more prospectus supplements. In that event, the discounts and commissions the selling stockholders will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the common stock may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

In addition, the selling stockholders may sell shares of common stock in compliance with Rule 144, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any common stock under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the shares of common stock in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings under this shelf registration statement and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the common stock at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may overallot in connection with offerings, creating a short position in the common stock for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the common stock, the underwriters, brokers or dealers may place bids for the common stock or effect purchases of the common stock in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the common stock in offerings may be reclaimed by the syndicate if the syndicate repurchases the previously distributed shares of common stock in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

These transactions may be effected on or through the NYSE, the existing trading market for the common stock, or in the over-the-counter market or otherwise.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Rice Energy Inc. as of December 31, 2013 and 2012 and for each of the years then ended, incorporated in this prospectus by reference from Rice Energy Inc.’s Current Report on Form 8-K dated August 11, 2014, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Countrywide Energy Services, LLC as of and for the periods ended December 31, 2012 and 2013 have been incorporated by reference from Rice Energy Inc.’s Annual Report on Form 10-K, in reliance upon the report of Grossman Yanak & Ford LLP, independent auditors, which is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Alpha Shale Resources, LP as of December 31, 2013 and 2012 and for each of the years then ended, incorporated in this prospectus by reference from Rice Energy Inc.’s Annual Report on Form 10-K, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Alpha Shale Resources, LP as of December 31, 2011 and for the year ended December 31, 2011, incorporated in this prospectus by reference from Rice Energy Inc.’s Annual Report on Form 10-K, have been audited by Schneider Downs & Co., Inc., independent auditors, as set forth in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Estimates of our oil and natural gas reserves, related future net cash flows and the present values thereof related to our properties as of December 31, 2012 and 2013 incorporated in this prospectus by reference from Rice Energy Inc.’s Annual Report on Form 10-K, were based upon reserve reports prepared by independent petroleum engineers, Netherland, Sewell and Associates, Inc. We have incorporated these estimates by reference upon the authority of such firm as an expert in such matters.

Estimates of oil and natural gas reserves, related future net cash flows and the present values thereof related to the properties of Alpha Shale Resources, LP as of December 31, 2012 and 2013 incorporated in this prospectus by reference from Rice Energy Inc.’s Annual Report on Form 10-K, were based upon reserve reports prepared by independent petroleum engineers, Netherland, Sewell and Associates, Inc. We have incorporated these estimates by reference upon the authority of such firm as an expert in such matters.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee		$126,028	*
FINRA filing fee		225,500
Printing and engraving expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Miscellaneous		**

Total	$	**

*	Except with respect to the shares of common stock to be sold by the selling stockholders, the registrants are deferring payment of the registration fee in reliance on Rule 456(b) and 457(r) under the Securities Act.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Rice Energy Inc.

Rice Energy Inc. is organized under the laws of Delaware. Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Delaware Limited Liability Companies

Rice Marketing LLC, Rice Energy Marketing LLC, Rice Energy Appalachia, LLC, Rice Drilling B LLC, Alpha Shale Holdings, LLC (each, a “Delaware LLC Registrant”, and collectively, the “Delaware LLC Registrants”), Rice Drilling D LLC and Blue Tiger Oilfield Services LLC are organized in the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements and operating agreements of the Delaware LLC Registrants generally provide for the indemnification of members, officers and managers of each Delaware LLC Registrant to the fullest extent authorized by the Delaware Limited Liability Company Act, provided however, that officers and managers are generally not entitled to indemnification for losses arising as a result of fraud, willful misconduct, bad faith and gross negligence. The operating agreements of Rice Drilling D LLC and Blue Tiger Oilfield Services LLC provide that the respective limited liability companies are empowered to, but are not required to, indemnify any member, manager or officer.

The general effect of the foregoing is to provide indemnification to officers and managers for liabilities that may arise by reason of their status as officers or managers, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or manager derived an improper personal benefit.

Each Delaware limited liability company may maintain directors’ and officers’ liability insurance for itself and any subsidiaries.

Delaware Limited Partnership

Alpha Shale Resources, LP is organized in the state of Delaware. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. The partnership agreement of Alpha Shale Resources, LP provides that the limited partner shall have no liability under the partnership agreement, but does not otherwise provide for indemnification.

Alpha Shale Resources, LP may maintain directors’ and officers’ liability insurance for itself and any subsidiaries.

Pennsylvania Limited Liability Company

Rice Drilling C LLC is organized in the Commonwealth of Pennsylvania. Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 provides that a Pennsylvania limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever; provided, however, that a limited liability company may not indemnify a manager, member or other person for an act that is determined by a court to constitute willful misconduct or recklessness. Further, subsection (d) provides that a limited liability company may pay expenses incurred by a member, manager or other person in advance of disposition of any claim if such person makes an undertaking to repay the company if it is determined that such person is not entitled to indemnification. Finally, under subsection (f), a limited liability company must indemnify its members and managers for payments made, and personal liabilities reasonably incurred, in the ordinary and proper conduct of its business or for the preservation of its business or property.

The operating agreement of Rice Drilling C LLC provides that the company shall indemnify its member and such other persons identified by the member as entitled to indemnification, for all costs, losses, liabilities and damages paid or accrued by the member or any such other person in connection with the business of the company, to the fullest extent provided by the laws of the Commonwealth of Pennsylvania. In addition, the company may advance costs of defense of any proceeding to its member or any such other person upon receipt by the company of an undertaking to repay such amount if it is ultimately determined that the member or such other person is not entitled to indemnification by the company.

Rice Drilling C LLC may maintain directors’ and officers’ liability insurance for itself and any subsidiaries.

Any underwriting agreement entered into in connection with the sale of securities offered pursuant to this registration statement will provide for indemnification.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Rice Energy Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibits

1.1*	Form of Underwriting Agreement.

2.1	Purchase and Sale Agreement, among M3 Appalachia Gathering, LLC, as seller, Rice Poseidon Midstream LLC, as Buyer, and M3 Midstream LLC, dated as of February 12, 2014 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on February 14, 2014).

2.2	Purchase and Sale Agreement, dated June 11, 2014, by and among Rice Drilling B LLC, Chesapeake Appalachia, L.L.C. and Statoil USA Onshore Properties Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on August 7, 2014).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No. 133-192894) filed with the Commission on January 13, 2014).

4.2	Registration Rights Agreement, dated as of January 29, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Foundation PA Coal Company, LLC (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on February 4, 2014).

4.3	Stockholders’ Agreement, dated as of January 29, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Alpha Natural Resources, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on February 4, 2014).

Exhibit Number	Exhibits

4.4	First Amendment to Stockholders’ Agreement, dated as of August 8, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Alpha Natural Resources, Inc. (incorporated by reference to Exhibit 4.5 of the Company’s Quarterly Report on Form 10-Q (File No. 001-36273) filed with the Commission on August 11, 2014).

4.5	Indenture, dated as of April 25, 2014, by and among Rice Energy Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on April 29, 2014).

4.6	Supplemental Indenture, dated as of November 10, 2014, by and among Rice Energy Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-4 (File No. 333-200693) filed with the Commission on December 3, 2014).

4.7	Form of 6.250% Senior Note due 2022 (included as Exhibit A to Exhibit 4.5).

4.8	Registration Rights Agreement, dated as of April 25, 2014, by and among Rice Energy Inc., the several guarantors named therein and Barclays Capital Inc. as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on April 29, 2014).

4.9**	Form of Indenture for Senior Debt Securities.

4.10**	Form of Indenture for Subordinated Debt Securities.

4.11**	Form of Senior Debt Securities (included in Exhibit 4.9).

4.12**	Form of Subordinated Debt Securities (included in Exhibit 4.10).

4.13*	Form of Deposit Agreement, including form of Depositary Receipt.

4.14*	Form of Debt Securities Warrant Agreement.

4.15*	Form of Common Stock Warrant Agreement.

4.16*	Form of Preferred Stock Warrant Agreement.

5.1**	Opinion of Vinson & Elkins L.L.P.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of Ernst & Young LLP (Rice Energy Inc.).

23.2**	Consent of Grossman Yanak & Ford LLP (Countrywide Energy Services, LLC).

23.3**	Consent of Ernst & Young LLP (Alpha Shale Resources, LP).

23.4**	Consent of Schneider Downs & Co., Inc. (Alpha Shale Resources, LP).

23.5**	Consent of Netherland, Sewell and Associates, Inc.

23.6**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

24.1**	Powers of Attorney (included on signature pages of this Registration Statement).

25.1***	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2***	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of Rice Energy Inc.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of such registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, State of Pennsylvania, on February 12, 2015.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Daniel J. Rice IV, Grayson T. Lisenby and James W. Rogers, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Daniel J. Rice IV Daniel J. Rice IV	Director, Chief Executive Officer (Principal Executive Officer)	February 12, 2015

/s/ Toby Z. Rice Toby Z. Rice	Director, President and Chief Operating Officer	February 12, 2015

/s/ Grayson T. Lisenby Grayson T. Lisenby	Vice President and Chief Financial Officer (Principal Financial Officer)	February 12, 2015

/s/ James W. Rogers James W. Rogers	Vice President, Chief Accounting & Administrative Officer, Treasurer (Principal Accounting Officer)	February 12, 2015

/s/ Robert F. Vagt Robert F. Vagt	Director	February 12, 2015

/s/ James W. Christmas James W. Christmas	Director	February 12, 2015

Signature	Title	Date

/s/ Scott A. Gieselman Scott A. Gieselman	Director	February 12, 2015

/s/ Daniel J. Rice III Daniel J. Rice III	Director	February 12, 2015

/s/ Steven C. Dixon Steven C. Dixon	Director	February 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, State of Pennsylvania, on February 12, 2015.

RICE MARKETING LLC
RICE ENERGY MARKETING LLC RICE ENERGY APPALACHIA, LLC RICE DRILLING B LLC RICE DRILLING C LLC RICE DRILLING D LLC BLUE TIGER OILFIELD SERVICES LLC ALPHA SHALE HOLDINGS, LLC

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Chief Executive Officer

Each person whose signature appears below appoints Daniel J. Rice IV, Grayson T. Lisenby and James W. Rogers, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Daniel J. Rice IV Daniel J. Rice IV	Director, Chief Executive Officer (Principal Executive Officer)	February 12, 2015

/s/ Grayson T. Lisenby Grayson T. Lisenby	Vice President and Chief Financial Officer (Principal Financial Officer)	February 12, 2015

/s/ James W. Rogers James W. Rogers	Vice President, Chief Accounting & Administrative Officer, Treasurer (Principal Accounting Officer)	February 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, State of Pennsylvania, on February 12, 2015.

ALPHA SHALE RESOURCES, LP

By:	ALPHA SHALE HOLDINGS, LLC, its general partner

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Chief Executive Officer

Each person whose signature appears below appoints Daniel J. Rice IV, Grayson T. Lisenby and James W. Rogers, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Daniel J. Rice IV Daniel J. Rice IV	Director, Chief Executive Officer (Principal Executive Officer)	February 12, 2015

/s/ Grayson T. Lisenby Grayson T. Lisenby	Vice President and Chief Financial Officer (Principal Financial Officer)	February 12, 2015

/s/ James W. Rogers James W. Rogers	Vice President, Chief Accounting & Administrative Officer, Treasurer (Principal Accounting Officer)	February 12, 2015

Index to Exhibits

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Rice Energy Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibits

1.1*	Form of Underwriting Agreement.

2.1	Purchase and Sale Agreement, among M3 Appalachia Gathering, LLC, as seller, Rice Poseidon Midstream LLC, as Buyer, and M3 Midstream LLC, dated as of February 12, 2014 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on February 14, 2014).

2.2	Purchase and Sale Agreement, dated June 11, 2014, by and among Rice Drilling B LLC, Chesapeake Appalachia, L.L.C. and Statoil USA Onshore Properties Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on August 7, 2014).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No. 133-192894) filed with the Commission on January 13, 2014).

4.2	Registration Rights Agreement, dated as of January 29, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Foundation PA Coal Company, LLC (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on February 4, 2014).

4.3	Stockholders’ Agreement, dated as of January 29, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Alpha Natural Resources, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on February 4, 2014).

4.4	First Amendment to Stockholders’ Agreement, dated as of August 8, 2014, by and among Rice Energy Inc., Rice Energy Holdings LLC, Rice Energy Family Holdings, LP, NGP Rice Holdings LLC and Alpha Natural Resources, Inc. (incorporated by reference to Exhibit 4.5 of the Company’s Quarterly Report on Form 10-Q (File No. 001-36273) filed with the Commission on August 11, 2014).

4.5	Indenture, dated as of April 25, 2014, by and among Rice Energy Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on April 29, 2014).

4.6	Supplemental Indenture, dated as of November 10, 2014, by and among Rice Energy Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-4 (File No. 333-200693) filed with the Commission on December 3, 2014).

4.7	Form of 6.250% Senior Note due 2022 (included as Exhibit A to Exhibit 4.5).

4.8	Registration Rights Agreement, dated as of April 25, 2014, by and among Rice Energy Inc., the several guarantors named therein and Barclays Capital Inc. as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 001-36273) filed with the Commission on April 29, 2014).

Exhibit Number	Exhibits

4.9**	Form of Indenture for Senior Debt Securities.

4.10**	Form of Indenture for Subordinated Debt Securities.

4.11**	Form of Senior Debt Securities (included in Exhibit 4.9).

4.12**	Form of Subordinated Debt Securities (included in Exhibit 4.10).

4.13*	Form of Deposit Agreement, including form of Depositary Receipt.

4.14*	Form of Debt Securities Warrant Agreement.

4.15*	Form of Common Stock Warrant Agreement.

4.16*	Form of Preferred Stock Warrant Agreement.

5.1**	Opinion of Vinson & Elkins L.L.P.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of Ernst & Young LLP (Rice Energy Inc.).

23.2**	Consent of Grossman Yanak & Ford LLP (Countrywide Energy Services, LLC).

23.3**	Consent of Ernst & Young LLP (Alpha Shale Resources, LP).

23.4**	Consent of Schneider Downs & Co., Inc. (Alpha Shale Resources, LP).

23.5**	Consent of Netherland, Sewell and Associates, Inc.

23.6**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

24.1**	Powers of Attorney (included on signature pages of this Registration Statement).

25.1***	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2***	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of Rice Energy Inc.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.